                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ===========================
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           ===========================
                                 GFY Foods, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                                      87-0382438
           --------                                 ------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or organization)

                 601 Deerfield Parkway, Buffalo Grove, IL 60089
                 ----------------------------------------------
                    (Address of principal executive offices)

                              2004 Executive Bonus
                              --------------------
                            (Full title of the plan)

                    Edward E. Schwalb, 601 Deerfield Parkway,
                    -----------------------------------------
                          Buffalo Grove, Illinois 60089
                          -----------------------------
            (Name, address, including zip code, of agent for service)

   Telephone number, including area code, of agent for service: (847) 353-7554
                                                                --------------


                                        CALCULATION OF REGISTRATION FEE
=============================== ================ =========================== ========================= =================

Title of Securities to be       Amounts to be    Proposed Maximum Offering   Proposed Maximum          Amount of
Registered                      Registered(1)    Price Per Share(2)          Aggregate Offering Price  Registration Fee
------------------------------- ---------------- --------------------------- ------------------------- -----------------
Common Stock,                        23,000,000            $0.01                      $230,000.00      $29.14
$0.001  par value
=============================== ================ =========================== ========================= =================

(1) The Shares of the Company to which this Reoffering Prospectus relates are being registered for reoffer and resale by the Selling Shareholder, who acquired the Shares as salary and bonus for services he provided to the Company. The Selling Shareholder may resell all, a portion or none of such Shares from time to time.

(2) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of September 9, 2004, a date within five business days prior to the date of filing of this registration statement.

                              REOFFERING PROSPECTUS
                                 GFY FOODS, INC.
              601 DEERFIELD PARKWAY, BUFFALO GROVE, ILLINOIS 60089
                            TELEPHONE (847) 353-7554

                               September 10, 2004
                         23,000,000 SHARES COMMON STOCK

The shares of common stock, $0.001 par value, of GFY Foods, Inc. ("the "Company") offered hereby (the "Shares") will be sold from time to time by the individual listed under the Selling Shareholder section of this document (the "Selling Shareholder"). The Selling Shareholder acquired the Shares as employee compensation to him as an officer of the Company for services that the Selling Shareholder provided to the Company.

The sales may occur in transactions on the Nasdaq over-the-counter bulletin board market at prevailing market prices, in block transactions with market makers, or in negotiated transactions. The Company will not receive proceeds from any of the sale of the Shares. The Company is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffering Prospectus. The Reoffering Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholder to the public through compliance with Rule 144(e). Rule 144(e) subjects Selling Shareholder to a limitation on the number of shares which can be sold in any ninety day period. Selling Shareholder will be limited to selling a maximum number of shares in any ninety day period, which number does not exceed one percent (1%) of the issued and outstanding shares of the Company (approximately 18,924,995 shares).

To the knowledge of the Company, the Selling Shareholder has no arrangement at this time with any brokerage firm for the sale of the Shares. However, the Shareholders may at some future time arrange for block transactions with a Broker-Dealer. The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Company's common stock is currently traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "GFYI.OB."

The purchase of these securities involves a high degree of risk. See Risk Factors at page 4.

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 4. Certain statements contained in this Prospectus, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," and words of similar import, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. In evaluating these statements, you should consider the various factors identified in "Risk Factors" section contained herein, which identify important considerations that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements speak only as of the date the statement is made, and the forward-looking information and statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFERING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                EXPLANATORY NOTE

This Reoffering Prospectus is being filed by GFY Foods, Inc., a Nevada Corporation (the "Company") in conjunction with the Company's filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), registering 1,000,000,000 shares of the Company's common stock, $0.001 par value, which are to be issued to Officers, employees and consultants of the company for services rendered to the Company. Under cover of the Form S-8 is a Reoffering Prospectus that the Company has prepared in accordance with Part I of Form S-3 under the 1933 Act, as per General Instruction C(1)(a) of Form S-8. The Reoffering Prospectus may be utilized for reofferings and resales of up to 23,000,000 shares of common stock acquired by the Selling Shareholder.


TABLE OF CONTENTS

Risk Factors  ................................................................4
Use of Proceeds .............................................................11
Selling Security Holders ....................................................11
Plan of Distribution.........................................................12
Description of Securities ...................................................13
Interest of Named Experts and Counsel .......................................13
Incorporation of Certain Information by Reference ...........................14
Indemnification of Directors and Officers ...................................15
Dilution ....................................................................17
Signatures ..................................................................18

The date of this Prospectus is September 10, 2004. You should only rely on the information incorporated by reference or provided in this Reoffering Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffering Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffering Prospectus.

RISK FACTORS

The Shares offered hereby are speculative and involve a high degree of risk. Accordingly, in analyzing this offering, one should carefully consider the following factors, among others, relating to the Company. Readers are urged to carefully review and consider the various disclosures made by the Company in this Prospectus and in the Company's other Reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect the Company's business.

You should carefully consider the following risks before making an investment in our Company ("GFY"). In addition, you should keep in mind that the risks described below are not the only risks that GFY faces. The risks described below are all the risks that GFY currently believes are material to our business. However, additional risks not presently known to us, or risks that we currently believe are not material, may also impair our business operations. You should also refer to the other information set forth in this Annual Report on Form 10-KSB/A, including the discussions set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as our financial statements and the related notes. GFY's business, financial condition, or results of operations could be adversely affected by any of the following risks. If we are adversely affected by such risks, then the trading of our common stock could decline, and you could lose all or part of your investment. GFY's auditor's report on our financial statements includes an explanatory paragraph with respect to substantial doubt existing about our ability to continue as a going concern. As of March 31, 2004, GFY had incurred a loss from operations and had an accumulated deficit resulting from losses in prior years. As a result, our financial statements include a note stating that these conditions raise substantial doubt about our ability to continue as a going concern, but the financial statements do not include any adjustments that might result from this uncertainty.


BUSINESS RISKS

THE NATURE OF THE COMPANY'S BUSINESS IS INHERENTLY RISKY.

GFY faces significant competition. There are numerous businesses, corporations, individuals and firms that are engaged in the food service industry and carry on the type of business activities in which GFY is presently engaged. Many of those entities are more experienced and possess significantly greater financial and personnel resources than are possessed by GFY. In almost all markets in which the Company presently does business there has been a significant increase in competition in the food and beverage business and management expects this trend to continue. Although competition in the food and beverage market is currently fragmented, a major competitor with substantially greater financial, marketing and operating resources could enter this market at any time and compete directly against the Company. The Company faces intense competition for suitable sites for new stores and qualified personnel to operate both new and existing stores. There can be no assurance that GFY will be able to continue to secure adequate sites at acceptable rent levels or that the Company will be able to attract a sufficient number of qualified workers. GFY also faces significant competition from established food and beverage retailers, most of who have greater financial and marketing resources than the Company. While GFY intends to be competitive with those entities, there can be no assurance that such will be the case.

Due to the limited resources available to GFY, our ability to obtain other restaurant locations or other business opportunities has been limited. GFY's future success is dependent upon our ability to operate our existing restaurants and obtain additional business opportunities with those limited resources.

COMPLIANCE WITH SECURITIES LAW.

GFY is subject to compliance with securities law, which exposes it to potential liabilities, including potential rescission rights. GFY has periodically offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon GFY's conduct and that of those persons contacting prospective investors and making the offering. GFY has not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, it has relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves. If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation exists under state law in those states where the securities may be offered without registration in reliance on the partial exemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, the Company could be found to have violated provisions of state and federal securities laws and regulations and incur penalties for such violations which would adversely affect the Company. As a result of any such violations which may have occurred, we could possibly become subject to significant fines and penalties imposed by the SEC and state securities agencies.

INSUFFICIENT CASH OR CASH EQUIVALENTS.

Additional capital may be necessary to implement GFY's business plans. GFY believes that it may not have sufficient cash, cash equivalents and operating income to carry out its business plan of acquiring additional restaurants or other food service operations in the coming fiscal year ending March 31, 2005. GFY may require significant new capital in order to execute its business plan and believes that this capital may only be available through an offering of shares of its common stock. GFY's success in raising this capital will depend upon its ability to access equity capital markets and we may not be able to do so or to do so on acceptable terms. If we fail to obtain funds on acceptable terms, we will not be able to execute our strategic plan and would have to delay or abandon some or all of our plans for growth. If we are able to obtain funds, we believe that the terms of such arrangement will result in an offering that is highly dilutive to existing holders of shares of our common stock because of the price at which we would have to issue those shares and the large number of shares we would have to issue at those prices.

LIMITED SPECIALIZED PERSONNEL

Although GFY's management is committed to the business and continued development and growth of the business, the addition of specialized key personnel and persons to assist management in the expansion of GFY's operations will be necessary. There can be no assurance that GFY will be able to locate and hire such specialized personnel on acceptable terms.


RISKY GROWTH STRATEGY

The Company intends to pursue an aggressive growth strategy, the success of which will depend in part upon its ability to obtain new stores and to operate existing and new stores profitably. The Company has grown from one Company-owned store, owned by its subsidiary, which was obtained when the subsidiary was acquired on January 12, 2004 to a total of three stores as of the date of the filing of this report. One of the Company's stores is owned by its subsidiary, GFY, Inc. The Company plans, at some future date, to open new stores in Continental North America and hopes at some future date to operate stores outside of the North American Continent. GFY's expansion will present numerous operational and competitive challenges to the Company's management and employees and will place significant pressure on the Company's operating systems. In addition, consumer tastes vary from region to region, and there can be no assurance that consumers located in the regions in which the Company intends to expand its restaurant operations will be as receptive to the Company's products as consumers in existing markets. The achievement of the Company's expansion plans will depend in part upon its ability to (i) obtain additional restaurants;
(ii) select, and compete successfully in, new markets; (iii) obtain suitable sites at acceptable costs; (iv) hire, train, and retain qualified personnel; (v) integrate new stores into existing distribution, inventory control, and information systems; (vi) expand distribution capabilities; and (vii) maintain quality control. The Company may incur significant start-up costs in connection with obtaining new locations, obtaining additional franchises, and entering new markets. In addition, if the Company were to obtain additional stores in proximity to current markets it could have the effect of cannibalizing sales at some of the Company's existing stores. There can be no assurance that the Company will achieve its planned expansion goals, manage its growth effectively, or operate its existing or any new stores profitably, and the failure of the Company in any of these areas could have an adverse effect on the Company's business, financial condition and results of operations.

UNSTABLE TRADING MARKET

There is no established, stable market for GFY's common stock. GFY's common stock is quoted on the Over-the-Counter Electronic Bulletin Board ("OTCBB") and traded sporadically. A large number of shares of outstanding common stock are restricted and are not freely tradable. An established public trading market for our common stock may never develop or, if developed, it may not be able to be sustained. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets. Purchasers of GFY's common stock may therefore have difficulty selling their shares should they desire to do so.

PENNY STOCK REGULATIONS AND RISKS

The trading price of GFY's Common Stock has in the past and may in the future be subject to significant fluctuations. In addition, the stock market in general has experienced extreme price and volume fluctuations that have affected the market price for many companies in industries similar to or related to that of GFY and which have been unrelated to the operating performance of these companies. These market fluctuations may adversely affect the market price of GFY's Common Stock. Penny stock regulations may impair GFY's shareholders' ability to sell their stock. GFY's common stock is deemed a "penny stock." Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges. Penny stocks are subject to rules and regulations that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors, and these additional requirements may restrict the ability of broker-dealers to sell a penny stock. Any acquisitions that GFY undertakes could be difficult to integrate, disrupt its business, dilute shareholder value and significantly harm its operating results. GFY expects to review opportunities to buy other business or technologies that would complement its current business, expand the breadth of its markets, or that may otherwise offer growth opportunities. If we make any future acquisitions, we could issue stock that would dilute existing stockholders' percentage ownership, incur substantial debt or assume contingent liabilities. Potential acquisitions also involve numerous risks, including: problems assimilating the purchased operations, technologies or products; unanticipated costs associated with the acquisition; diversion of management's attention from our core business; adverse effects on existing business relationships with suppliers and customers; risks associated with entering markets in which we have no or limited prior experience; and potential loss of the purchased organization's or our own key employees. GFY cannot assure that it would be successful in overcoming problems encountered in connection with such acquisitions and its inability to do so could significantly harm its business.

POTENTIAL FOR SIGNIFICANT DILUTION

The Registrant's plan to continue to acquire additional Frullati franchises and other restaurants will most likely be effectuated through the issuance of substantial amounts of the Registrant's common stock. The Registrant also has a history of issuing substantial amounts of shares of its common stock to its officers, directors, attorneys and consultants. Either the consummation of any future acquisitions for common stock or the continuation of the Company's current practice of paying employees, attorneys and consultants with common stock will continue to substantially dilute current shareholders' ownership percentage in the Registrant.

LIMITED OPERATING HISTORY
The Company has been in operation for a relatively short period of time. The Company's future prospects are based upon a somewhat limited operating history. One should consider that the Company's prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the early stages of development. As of June 30, 2004, the Company had an accumulated deficit of $8,289,410. Although the Company has experienced fluctuating revenues during the past two years, there can be no assurance that the Company's revenues will increase or stabilize. The Company has not had any period of profitability since it entered the food service business, it is not operating at a profit at present, and it is likely that the Company will continue to incur net losses in the foreseeable future.

The uncertain nature of the markets addressed by the Company make the prediction of future results of operations difficult or impossible. Therefore, our recent fluctuations in revenue growth should not be taken as indicative of future revenues or as indicative of the likelihood of revenue fluctuations, if any, that can be expected in the future. The Company believes that period-to-period comparisons of the Company's results of operations are not necessarily meaningful and one should not rely on the results for any period as an indication of future performance.

LIMITED REVENUES

To date the Company has relied mostly on revenues, private funding from the sale of restricted shares of common stock of the Company and short and long term borrowing to fund operations. To date the Company has had periods where it has generated little revenue and has extremely limited cash liquidity and capital resources. The Company's future capital requirements will depend on many factors, including the Company's ability to successfully generate revenues, its cash flow from operations, and competing market developments. The Company's business plan may require additional funding beyond the proceeds previously generated from operations and the sale of restricted common stock. Consequently, although the Company currently has no specific plans or arrangements for financing, it may need to raise funds through private placements, public offerings or other financings. Any equity financings would result in dilution to then existing Shareholders. Additionally, sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company currently anticipates that its existing capital resources may not be adequate to satisfy its current operating expenses and capital requirements for the next full fiscal year. Consequently, the Company may have to secure additional financing in order to develop its business plan.

NEED FOR ADDITIONAL FINANCING

The long term implementation of future business plans may depend upon the Company's ability to raise new funding. No commitments to provide new funding have been made by management or Shareholders. The Company has not investigated the availability, source or terms that might govern the procurement of new funding. When new funding is needed, there is no assurance that funds will be available from any source or, if available, that funds can be obtained on terms acceptable to the Company. Should the Company be unable to obtain new funding, our operations might be severely limited.

POTENTIAL FOR LOSS OF CUSTOMERS

The Company's customers are not obliged to continue to purchase products from the Company on any long-term basis. There can be no assurance that present customers will continue to buy products from the Company over any extended period of time. In the event that a significant portion of the Company's customers decided to purchase food products from other food service providers, there can be no assurance that the Company would be able to replace its customer base from other sources. Loss of a significant portion of our customers would have a material adverse affect on our results of operations and financial condition.

Although the Company believes that it has the human and technical resources to pursue its business strategy and to compete effectively in a competitive environment, its success will depend on its continued ability to profitably provide high quality, high value food services at prices and with service generally competitive with or better than that of competitors. The Company cannot predict which of many possible future product and service offerings will be important to maintain its competitive position or what expenditures will be required to develop any additional products and services.

The Company can make no representations or assurances that its business will be successful, that its market share will increase, that there will not be increased competition or that its attempts to grow its business will ever be realized due to the intensity of competition.

LIMITED INSURANCE COVERAGE

The Company carries comprehensive liability, fire, extended coverage and business loss insurance in respect to its business, with policy specifications, insured limits and deductibles customarily carried for similar properties. However, there are certain types of losses (such as losses arising from civil disturbance or pollution) that are not generally insured because such losses are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the capital invested in a property as well as anticipated future revenues could be lost. Meanwhile, obligations on any mortgage indebtedness and the property would continue. Therefore, any uninsured loss could adversely affect the Company's financial condition and results of operation.

AMERICANS WITH DISABILITIES ACT

Under the Americans with Disabilities Act of 1980 (ADA), places of public accommodations and commercial facilities are required to meet certain requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the property which the Company owns. Noncompliance could result in fines imposed by the federal government or an award of damages to private litigants. Although management believes that Company property is substantially in compliance with present requirements of the ADA, additional costs may be incurred to ensure compliance in the future. A number of additional federal, state and local laws exist which impose additional burdens or restrictions on owners with respect to access by disabled persons. Those laws may require modifications or restrict renovations to properties in which the Company has an investment. The ultimate cost of compliance with the ADA or other related laws is not currently ascertainable. While any prospective costs of compliance are not expected to have a material effect on the result of Company operations, a potential for substantial costs exists. Should changes be required and involve greater expense than currently anticipated, the Company's financial condition and results of operations could be adversely affected.

DEPENDENCE ON EDWARD SCHWALB

As of September 10, 2004, the only director and executive officer of the Company, Edward E. Schwalb, beneficially owned approximately 9.94% of the Company's outstanding common stock. As a result of his position as the sole director and executive officer, he is able to significantly influence matters requiring Board approval, including the election of replacement or additional directors and approval of significant corporate transactions.

The Company is substantially dependent upon one key individual within its management, Edward E. Schwalb. The loss of the services of Mr. Schwalb could have a material adverse impact upon the Company. The Company believes it will have a need in the future for additional qualified management personnel. The Company believes its future success will depend in part upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in attracting and retaining such personnel. Competition for such personnel is intense.

INVESTMENT RISKS

VOLATILITY OF STOCK PRICE. The market price for shares of the Common stock of the Company has varied significantly and may be volatile depending on news announcements or changes in general market conditions. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our securities. In particular, news announcements, quarterly results of operations, competitive developments, litigation or governmental regulatory action impacting the Company may adversely affect the Common stock price. In addition, because the number of shares of Common stock held by the public is relatively small, the sale of a substantial number of shares of the Common stock in a short period of time could adversely affect the market price of the Common stock. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Further, many lending institutions will not permit the use of these securities as collateral for loans.

NO CASH DIVIDENDS. The Company has never paid cash dividends on its Common stock and does not anticipate paying cash dividends on its Common stock in the next year. The Company plans on paying dividends as it becomes more profitable, but until this occurs, the Company's Common stock is not a suitable investment for persons requiring current income. The Company has paid dividends in the past consisting of shares of stock in subsidiaries which were distributed to Shareholders as dividends.

LIMITED MARKET FOR STOCK. The Company's stock is presently trading on the OTC bulletin board maintained by the NASD under the symbol GFY. Nevertheless, there has been limited volume in trading in the public market for the common stock, and there can be no assurance that a more active trading market will develop or be sustained. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of technological innovations or new products and/or services by us or our competitors, governmental regulatory action, developments with respect to proprietary rights and general market conditions.

THE COMPANY'S SHARE VALUE IS DEPENDENT UPON ITS ABILITY TO GENERATE NET CASH FLOWS. A substantial portion of any potential return on our common stock will be dependent upon the Company's ability to generate net cash flows. Should we not be able to operate our business at a net profit, there will be no return on shareholder's equity, and could well result in a loss in share value. No assurance can be given that the Company will be able to operate at a net profit over an extended period of time.

USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholder.

SELLING SECURITY HOLDER

The Shares of the Company to which this Reoffering Prospectus relates are being registered for reoffers and resales by the Selling Shareholder, who acquired the Shares for services he provided to the Company. The Selling Shareholder may resell all, a portion or none of such Shares from time to time.

The Shareholder selling shares under this registration reserves the sole right to accept or reject, in whole or in part, any proposed sale of shares.

The table below sets forth with respect to the Selling Shareholder, based upon information available to the Company as of September 9, 2004, the number of Shares owned, the number of Shares registered by this Reoffering Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.


----------------------------- ------------------ ---------------------- ----------------------- ---------------------
Selling Shareholder           Number of Shares   Number of Shares       Number of Shares        Percentage of
                              Owned Before Sale  Registered by          Owned After Sale        Shares Owned after
                                                 Prospectus                                     Sale
----------------------------- ------------------ ---------------------- ----------------------- ---------------------
Edward Schwalb                      188,160,004             23,000,000             165,160,004                 8.73%
----------------------------- ------------------ ---------------------- ----------------------- ---------------------

The Corporation's common stock trades on the NASD OTC:BB under the symbol "GFYI", the closing price per share of the common stock was reported as $0.01 on September 9, 2004.

PLAN OF DISTRIBUTION

The Selling Shareholder may sell the Shares for value from time to time under this Reoffering Prospectus on one or more transactions on the Over-the-Counter Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. Such sales may be made through Broker-Dealers, Agents or directly to one or more purchasers. Such sales shall be in compliance with all of the requirements of Rule 144(e). Rule 144(e) subjects Selling Shareholder to a limitation on the number of shares which can be sold in any ninety day period. Selling Shareholder will be limited to selling a maximum number of shares in any ninety day period, which number does not exceed one percent (1%) of the issued and outstanding shares of the Company (approximately 18,924,995 shares).

The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholder and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares owned by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder. There is no assurance that the Selling Shareholder will sell all or any portion of the Shares offered. The Company will pay all expenses in connection with this offering and will not receive any proceeds from sale of any shares by the Selling Shareholder.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 8,000,000,000 shares of common stock, par value $0.001 per share, of which 1,892,499,532 shares are issued and outstanding as of September 9, 2004. The Company is also authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share, of which none is issued and outstanding as of the filing date. Holders of both the common and preferred stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Neither the holders of common stock nor of preferred stock have cumulative voting rights. The Company's Board of Directors has authority, without action by the Company's stockholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership in the Company of its stockholders and which may dilute the book value of the common stock. Likewise, the Company's Board of Directors has authority, without action by the holders of preferred stock, to issue all or any portion of the authorized but unissued shares of preferred stock so long as such shares are on a parity with or junior to the rights of the preferred stock, which would reduce the percentage ownership of the preferred stockholders and which may dilute the book value of the stock.

Holders of either the Company's common or preferred stock have no pre-emptive rights to acquire additional shares of stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Additional rights, if any, for holders of preferred stock, in the event of liquidation are yet to be determined by the Board of Directors.

Holders of the common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The rights of holders of the preferred stock to receive dividends, if any, are yet to be determined by the Board of Directors. The Company has not paid cash dividends on either its common stock or its preferred stock, and it does not anticipate that it will pay cash dividends in the foreseeable future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" (as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933) whose services were used in the preparation of this Form S-8 was hired on a contingent basis or will receive a direct or indirect interest in the Company.
The Audited financial statements for the years ended March 31, 2004 of GFY Foods, Inc., have been incorporated by reference in this Registration Statement from the Form 10-KSB/A filed August 23, 2004 in reliance on the report of Smith and Company, independent accountants, given on the authority of that firm as experts in accounting and auditing.

The validity of the common stock offered hereby has been passed upon for the Company by Lance C. Martin, Attorney at Law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents that the Company filed with the Commission are hereby incorporated by reference into this Prospectus:

         1. The Company's Amended Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2004.

         2. All reports filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended March 31, 2004.

         3.       The Company's Form S-8 filed August 25, 2004.

All documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus.

The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all information incorporated by reference into this Prospectus. Requests for such information may be directed to the Company's CEO, Mr. Edward
E. Schwalb, at 601 Deerfield Parkway, Buffalo Grove, Illinois 60089.

The Company is subject to the informational requirement of the Securities Exchange Act of 1934 as amended, (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. The Company has filed all reports required of it for at least the twelve months preceding this filing. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") in Washington D.C. at 450 Fifth Street, N.W., 20549, and at the following regional offices located at 26 Federal Plaza, Room 1100, New York, New York 10278; 219 Dearborn Street, Room 1228, Chicago, Illinois, 60604; and at 410 Seventeenth Street, Suite 700, Denver Colorado 80202. Copies of these materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Information about the Company is also available on the Internet at the Commission's Web site HTTP://WWW.SEC.GOV in the EDGAR Database.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 78.7502 and 78.751 of the Nevada Business Corporation Act, as amended, provide for the indemnification of the Company's officers, directors, employees and agents under certain circumstances as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no lo contender or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

1. Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation.

The Company's Amended and Restated Articles of Incorporation provide that the personal liability of a director or officer of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty, for any action taken or for any failure to take any action, as a director or officer, shall be eliminated to the fullest extent permissible under Nevada law, except for (a) acts or omissions which involve intentional misconduct, fraud, infliction of harm on the Company or its stockholders or a knowing violation of criminal law,
(b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes, or (c) the amount of a financial benefit received by a director to which he is not entitled.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

DILUTION

The issuance of S-8 shares to Edward E. Schwalb could cause a substantial dilution of the value of shares now owned by shareholders of the company. (See Risk Factors"). The net tangible book value per share of the Company's common shares prior to the issuance of 23,000,000 shares to Edward E. Schwalb was approximately ($0.0003) per share. After distribution of the 23,000,000 shares to Edward E. Schwalb, the net tangible book value per share of the Company's common shares will be approximately ($0.0003) per share.

There will be no increase in the net tangible book value of the Company's shares as a result of the distribution of 23,000,000 shares of the Company's common stock to Edward W. Schwalb, and in fact the result of the distribution will be a decrease in the net tangible book value of the Company's shares of approximately $0.000013 per share.

The issuance of the shares to Edward E. Schwalb will result in an immediate dilution in the value of shares of the Company in the approximate amount of $0.000013 per share.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Buffalo Grove, Illinois on September 13, 2004.

                                             GFY Foods, Inc..


                                             By: /s/ Edward E. Schwalb
                                                 -------------------------------
                                                 Edward E. Schwalb, as President
                                                 and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

----------------------------- ----------------------- --------------------------
Signature                     Title                   Date
----------------------------- ----------------------- --------------------------

/s/ Edward E. Schwalb         Director                September 13, 2004
-----------------------
Edward E. Schwalb.

INDEX TO EXHIBITS
-----------------


    Exhibits         SEC Ref. No.             Description of Exhibit                                 Page
    --------         ------------             ----------------------                                 ----

       A                   5           Consent of Counsel with respect to the legality of
                                       the issuance of securities being issued                        20

       B                 23(a)         Consent of Accountant                                          23

       C                 23(b)         Consent of Counsel                                             24

       D                   4           Employment Agreement                                           27


                                    EXHIBIT A
  CONSENT OF COUNSEL WITH RESPECT TO THE LEGALITY OF THE ISSUANCE OF SECURITIES
                                  BEING ISSUED


                                 LANCE C. MARTIN
                                 ATTORNEY AT LAW
                              24370 W. OLD OAK DR.
                               MUNDELEIN, IL 60060
                                  (847)487-2283




September 9, 2004



Re: LEGALITY AND AUTHORIZATION OF SHARES ISSUED UNDER FORM S-8 REGISTRATION STATEMENT



Gentlemen:

         I have acted as special counsel for GFY Foods, Inc., a Nevada corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company has registered a Benefit Plan entitled "The 2004 Benefit Plan of GFY Foods, Inc." ("Benefit Plan") pursuant to which the Company has authorized the issuance of twenty-three million (23,000,000) shares of the Company's common stock, par value $0.001 (the "Shares") to Edward Schwalb pursuant to his Employment Agreement with the Company.

         In connection with the preparation of this Opinion, I have examined or discussed the following:

1. The Company's Articles of Incorporation, and Certificates of Amendment of Articles and Bylaws as submitted to me by the Company pursuant to my request for same;

2. The Registration Statement herein referenced;

3. The Board of Directors Resolution, dated January 15, 2004, authorizing and approving the Company's 2004 Benefit Plan and the preparation of the Registration Statement;

4. The Company's Form 8-K Dated January 7, 2004.

5. The Company's Form 10-KSB/A for the fiscal year ended March 31, 2004 and the Company's Form 10-QSB for the quarterly period ended June 30, 2004;

6. Such other documents as I have deemed necessary for the purposes of this Opinion.

         Additionally, I have made such investigations of federal law as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

         The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the Twenty-Three million (23,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

         This opinion is based upon and subject to the qualifications and limitations specified below:

(A) Certain of the remedial provisions of the 2004 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

(B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

(C) I have been advised by a Director of GFY Foods that the October 16, 2003 temporary Restraining Order and asset freeze will have no bearing on this transaction.

(D) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

(E) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

(F) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradability of any Shares issued pursuant to the Benefit Plan.

(G) I am admitted to practice law in the State of Illinois. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

(H) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.



         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my prior written consent.

Sincerely,

/s/ Lance Martin

Lance C. Martin

                                    EXHIBIT B
                             CONSENT OF ACCOUNTANTS

                                 Smith & Company
           A Professional Corporation of Certified Public Accountants

Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 to be filed on or about August 24, 2004 by GFY Foods, Inc. of our report dated June 12, 2004, except Note 13, which is dated July 22, 2004, on the financial statements for the years ended March 31, 2004 and 2003.


                                                    /s/ Smith & Company
                                                    Certified Public Accountants

Salt Lake City, Utah
August 23, 2004

                                    EXHIBIT C
                               CONSENT OF COUNSEL

                                 LANCE C. MARTIN
                                 ATTORNEY AT LAW
                              24370 W. OLD OAK DR.
                               MUNDELEIN, IL 60060
                                  (847)487-2283


August 24, 2004

Re: LEGALITY AND AUTHORIZATION OF SHARES ISSUED UNDER FORM S-8 REGISTRATION STATEMENT


Gentlemen:

         I have acted as special counsel for GFY Foods, Inc., a Nevada corporation (the "Company"), in the limited capacity of rendering an opinion regarding the legality and authorization of the shares proposed to be registered under a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, ("the Act"). The Company is amending the previously registered Benefit Plan now entitled "The Amended and Restated 2004 Benefit Plan of GFY Foods, Inc." ("Benefit Plan") pursuant to which the Company has authorized the issuance of one billion seven million (1,007,000,000) shares of the Company's common stock, par value $0.001 (the "Shares"). These shares have been adjusted for a reverse stock split that was effective on July 13, 2004.

         In connection with the preparation of this Opinion, I have examined or discussed the following:

1. The Company's Articles of Incorporation, and Certificates of Amendment of Articles and Bylaws as submitted to me by the Company pursuant to my request for same;

2. The Registration Statement herein referenced;

3. The Board of Directors Resolution dated January 15, 2004, authorizing and approving the Company's 2004 Benefit Plan and the preparation of the Registration Statement;

4. The Board of Directors Resolution dated April 21, 2004, authorizing and approving the amendment to the Company's 2004 Benefit Plan.

5. The Board of Directors Resolution dated July 14, 2004, authorizing and approving the amendment to the Company's 2004 Benefit Plan.

6. The Company's Form 8-K Dated January 7, 2004.

7. The Company's Form 10-KSB for the fiscal year ended March 31, 2004 (as amended) and the Company's Form 10-QSB for the quarterly period ended June 30, 2004;

8. Such other documents as I have deemed necessary for the purposes of this Opinion.

         Additionally, I have made such investigations of federal law, as I have considered necessary and appropriate to form a basis for this opinion. My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.

         The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Benefit Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the one billion seven million (1,007,000,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the number of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provisions of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

         This opinion is based upon and subject to the qualifications and limitations specified below:

(A) Certain of the remedial provisions of the 2004 Benefit Plan may be further limited or rendered unenforceable by other applicable laws and interpretations.

(B) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Benefit Plan will be validly issued, fully paid and non-assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

(C) I have been advised by a Director of GFY Foods that the October 16, 2003 temporary Restraining Order and asset freeze will have no bearing on this transaction.

(D) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

(E) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

(F) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradability of any Shares issued pursuant to the Benefit Plan.

(G) I am admitted to practice law in the State of Illinois. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

(H) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as of the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect of this opinion.

         I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my prior written consent.

Sincerely,

/s/ Lance C. Martin

Lance C. Martin

                                    EXHIBIT D
                              EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into effective the 16th day of January, 2004, by and between GFY Foods, INC., a Nevada corporation (herein called the "CORPORATION"), and Edward Schwalb (herein called the "EMPLOYEE").


1. EMPLOYMENT. The CORPORATION hereby employs EMPLOYEE, and EMPLOYEE hereby accepts such employment, to serve as and in the capacity of President or such other capacity as may be determined by the Board of Directors of the CORPORATION upon and subject to the terms and conditions set forth herein.

2. TERM OF EMPLOYMENT. The term of this Agreement, and the term of the employment of EMPLOYEE hereunder, shall be for a period of five (5) years beginning January 16, 2004 and ending December 31, 2008, unless sooner terminated in the manner provided herein. The term of this Agreement and of the employment of EMPLOYEE hereunder may be extended or renewed for such additional terms or periods and upon and subject to such additional terms and conditions as the parties may agree.

3.   DUTIES.
     A. EMPLOYEE, during normal business hours, shall devote his best efforts and his entire time, attention and energy to the business and affairs of the CORPORATION. EMPLOYEE shall perform all duties normally and properly incident to the office or positions held by him and such further duties as may from time to time be assigned to him by the Board of Directors of the CORPORATION.
     B. EMPLOYEE agrees to adhere to all existing rules and company policies of the CORPORATION, as well as any other procedures, duties and responsibilities that may be reasonably required of EMPLOYEE and promulgated by the CORPORATION, its executive officers and its Board of Directors.
     C. During the term of this Agreement, EMPLOYEE shall not engage, directly or indirectly, in any activities competitive with any business which is now or which hereafter may be conducted by the CORPORATION, or its any of its subsidiaries.

4. COMPENSATION. As compensation for the services rendered by EMPLOYEE during the term of this Agreement, the CORPORATION shall make the following payments to EMPLOYEE:
     A. Cash compensation to be determined by the Board of Directors based upon performance and available capital.
     B. A payment of two hundred and fifty million (250,000,000) shares of restricted common stock of CORPORATION. Such stock, along with other holdings by EMPLOYEE shall be non-dilutive and shall at all times during the term of this Agreement equal at least a seventy percent (70%) ownership of CORPORATION.
     C. EMPLOYEE shall be due an annual bonus as determined by the Compensation Committee of the Board of Directors of CORPORATION. Such bonus may be paid in cash or stock form as determined by the Compensation Committee of the Board of Directors of CORPORATION. The CORPORATION shall not be obligated to pay any bonus under this subparagraph.

5. EMPLOYEE BENEFITS. During the term of this Agreement, EMPLOYEE shall receive and be entitled to participate in all benefits customarily offered to or conferred upon other employees of the CORPORATION.

6.   TERMINATION OF EMPLOYMENT.
     A. Upon the occurrence of any of the following events and the expiration of the period, if any, specified, this Agreement and the employment of EMPLOYEE hereunder shall terminate:
          (1)  The death of EMPLOYEE.
          (2) The expiration of a period of three (3) business days after the delivery by EMPLOYEE of notice of resignation of EMPLOYEE as an employee of the CORPORATION.
          (3) The "disability" of EMPLOYEE. The term "disability", as used herein, shall mean the inability or failure of EMPLOYEE, by reason of any medically demonstrable physical or mental condition, to perform his duties hereunder. The disability of EMPLOYEE shall be deemed to have occurred if: (i) the issuer of any disability income policy insuring EMPLOYEE shall have determined that EMPLOYEE is disabled, whether partially or totally, within the meaning of the provisions of such policy;
               (ii) EMPLOYEE shall be absent from work for a period of sixty
               (60) consecutive business days or two or more periods, each of which shall be of less than sixty (60) business days but all of which in the aggregate shall be of more than ninety (90) business days for any reason without the written notice of the CORPORATION or (iii) the CORPORATION shall have received written opinions from two duly licensed physicians that EMPLOYEE, by reason of any medically demonstrable physical or mental condition, is unable to perform his duties for the foreseeable future or that the continued performance of his duties will endanger his life.
          (4)  The misconduct of EMPLOYEE as evidenced by the following:
               (a) The material breach by EMPLOYEE of any covenants of this Agreement.
               (b) The habitual neglect by EMPLOYEE of his duties as an employee.
               (c) The commission by EMPLOYEE of fraud, misappropriation, embezzlement or the like.
               (d) Any gross or lewd misbehavior, any material wrongdoing, any criminal activity or the like on the part of the EMPLOYEE.
          (5) A determination on the part of the Board of Directors of the CORPORATION of the inability or failure of EMPLOYEE to perform his duties hereunder in a reasonably satisfactory manner.

7. CONFIDENTIAL INFORMATION AND TRADE SECRETS. As consideration for and to induce the employment of EMPLOYEE by the CORPORATION, EMPLOYEE hereby covenants and agrees that:
     A. All information relating to or used in the business and operation of the CORPORATION including, but not limited to, data, records, computer programs, manuals, processes, methods, marketing programs and intangible rights and procedures, client and customer lists, and client lead lists whether prepared, compiled, developed or obtained by EMPLOYEE or by the CORPORATION prior to or during the term of this Agreement and the employment of EMPLOYEE hereunder, are and shall be confidential information and trade secrets which are the exclusive property of the CORPORATION.
     B. All programs, customer and clients lists, computer programs, manuals, records, data and processes relating to or used in the business and operations of the CORPORATION or of any of its customers and made, first reduced to practice, devised or conceived by EMPLOYEE, alone or with others, during the term of this Agreement and the employment of EMPLOYEE hereunder, whether made, first reduced to practice, devised or conceived during or outside of regular working hours, on or away from the CORPORATION's premises or at the expense of the CORPORATION or of EMPLOYEE or of any other person, are and shall be confidential information and trade secrets which are the exclusive property of the CORPORATION. EMPLOYEE further agrees that he shall promptly and fully disclose and assign to the CORPORATION (or, if the CORPORATION shall otherwise direct EMPLOYEE in writing, as so directed by the CORPORATION) all rights and interests that he has or may have in and to all such programs, lists, records and data. All such matters are and shall be confidential information and trade secrets, which are the exclusive property of the CORPORATION whether or not so disclosed or assigned. EMPLOYEE shall fully cooperate with the CORPORATION and its representatives in preparing, and shall execute, acknowledge and deliver as directed by the CORPORATION, such instruments (including, but not limited to, assignments, applications for copyrights, trade names and trademarks) and take such other action as the CORPORATION may deem necessary or appropriate to evidence of effect the provisions of this paragraph.
     C. All records, customer and client lists, programs, data, computer programs and other materials relating to confidential information and trade secrets which are the exclusive property of the CORPORATION, including, without limitation, material in written form or in a form produced or stored by any electrical or mechanical means or process, whether prepared, compiled or obtained by EMPLOYEE or by the CORPORATION or prior to or during the term of this Agreement and the employment of EMPLOYEE hereunder, are and shall be the exclusive property of the CORPORATION.
     D. Except in the regular course of his employment by the CORPORATION hereunder or as the CORPORATION may expressly authorize or direct in writing, EMPLOYEE shall not, during or after the term of this Agreement and of his employment hereunder copy, reproduce, disclose or divulge to others, use or permit others to use any confidential information and trade secrets which are the property of the CORPORATION, or any records, client and customer lists, lead lists, data, computer programs, other materials relating to any such confidential information or trade secrets. EMPLOYEE further covenants and agrees that during the term of this Agreement and his employment by the CORPORATION he shall not remove from the custody and control of the CORPORATION any lists, data, recorders, computer programs and other materials relating to such confidential information and trade secrets and that upon termination of this Agreement and of his employment he shall deliver the same to the CORPORATION.

8. EQUITABLE REMEDIES. The parties acknowledge and agree that in the event of a default or breach or of a threatened default or breach by EMPLOYEE of the provisions of Section 7 and 8 of this Agreement, the CORPORATION shall sustain irreparable injury and damages, the amount or extent of which cannot be measured in money and for which there does not and shall not exist any adequate remedy at law. Accordingly, each of the parties hereby agrees that in the event of a fault or breach or of a threatened default or breach by EMPLOYEE of the provisions of Section 7 and 8 of this Agreement, the CORPORATION shall be entitled to immediate injunctive relief and to specific performance and that in any legal action or proceeding for injunctive relief and specific performance the EMPLOYEE or CORORATION shall be deemed to have hereby waived, and shall not assert in such action or proceeding, the defense or claim that the CORPORATION has an adequate remedy at law or that an adequate remedy at law exists. The foregoing shall not, however, be deemed to limit or restrict the remedies at law or in equity of the CORPORATION for any default or breach or any threatened default or breach of the provisions of this Agreement. The covenants contained in this paragraph shall be construed as covenants independent of any other provisions of this Agreement, and the existence of any claim or cause of action by one party against the other shall not constitute a defense to the enforcement thereof.

9. NOTICES. All notices, directions, consents, other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made and received when sent or mailed by certified mail, postage prepaid and return receipt requested, addressed to the CORPORATION at its principal office and to EMPLOYEE at his residential address as it appears on the employment records or the CORPORATION.

10. PRIOR AGREEMENTS. All prior agreements and understandings of every kind between the parties regarding the employment of EMPLOYEE by the CORPORATION are superseded by this Agreement and are hereby terminated.

11. EFFECT. This Agreement shall be binding on and inure to the respective benefit of EMPLOYEE and the personal representative of EMPLOYEE and the CORPORATION and its successor and assigns.

12. SEVERABILITY. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision.

13. MODIFICATION. No provision of this Agreement, including the provision of this paragraph, may be modified, deleted or amended in any manner except by an Agreement in writing executed by each of the parties.

14. ASSIGNMENT. Neither this Agreement nor any interest herein may be assigned by either party.

15. CONSTRUCTION. This Agreement is executed and delivered in the State of Illinois and shall be construed and enforced in accordance with the laws of such state.

16. ORIGINAL COPIES. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and binding as against the signator.

17. HEADINGS. The underlined headings herein are for convenience only and shall not affect the interpretation of this Agreement.

18. ATTORNEYS' FEE. If either party brings an action to enforce his or its rights under this Agreement, in addition remedies to which such party may be entitled, the prevailing party shall be entitled to recover attorneys' fees and costs.

WITNESS the following signatures as of the above written date.

                  CORPORATION:       GFY FOODS, INC.
                                     A Nevada corporation


                                     By: /s/ Edward Schwalb
                                     -------------------------------------------
                                     Edward Schwalb, President and Sole Director


                  EMPLOYEE:          /s/ Edward Schwalb
                                     -------------------------------------------
                                     Edward Schwalb

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into effective May 5, 2004 and amends the Employment Agreement ("Agreement") entered into by and between GFY Foods, Inc. ("Corporation") and Edward Schwalb ("Employee").

         WHEREAS, Corporation desires to retain Employee in his capacity of President and Chairman of Corporation;

         WHEREAS, Corporation and Employee desire to outline the monthly compensation due to Employee in addition to the restricted stock due to him under the Agreement.

         NOW, THEREFORE in consideration of the premises set forth and mutual agreements herein expressed, and for other good and valuable consideration, Corporation and Employee hereby agree to the amendments of the Agreement set forth herein and to the continuation of the Agreement.

1. COMPENSATION. The following shall be added as a new paragraph 4(D) to the Compensation section of the Agreement:

         "D. EMPLOYEE shall be due a monthly salary of Twenty-five thousand dollars ($25,000.00) per month (the "Monthly Compensation"). This amount shall be paid retroactively to the date of the Agreement. To the extent allowable under the securities rules and regulations, CORPORATION may pay all or a portion of the Monthly Compensation in freely trading stock under any S-8 filing or other registration made by the CORPORATION."

2. COMPENSATION. The following shall be added as a new paragraph 4(E) to the Compensation section of the Agreement:

         "E. CORPORATION shall pay to EMPLOYEE a bonus payment of Seventy Thousand Dollars ($70,000.00) for any acquisition made by CORPORATION which has been initiated by EMPLOYEE (the "Acquisition Bonus"). To the extent allowable under the securities rules and regulations, CORPORATION may pay all or a portion of the Acquisition Bonus in freely trading stock under any S-8 filing or other registration made by the CORPORATION."

         IN WITNESS WHEREOF, the parties hereto have executed and sword to this Amendment to the Agreement as of the date first written above.


CORPORATION:                         GFY FOODS, INC.
                                     A Nevada corporation


                                     By: /s/ Edward Schwalb
                                     -------------------------------------------
                                     Edward Schwalb, President and Sole Director


                  EMPLOYEE:          /s/ Edward Schwalb
                                     -------------------------------------------
                                     Edward Schwalb